Exhibit 4.5

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

WISDOMTREE INVESTMENTS, INC., AND

FOUNDERS EQUITY LLC

DATED: NOVEMBER 8, 2013

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of November     , 2013 by and among WisdomTree Investments, Inc., a Delaware corporation (“WisdomTree”), and Founders Equity LLC, a Delaware limited liability company (“Founders Equity”).

WHEREAS, WisdomTree has agreed to file a registration statement registering common stock, par value $0.01 per share, of WisdomTree (the “Common Shares”) issuable upon the exercise of a stock option held by Founders Equity;

WHEREAS, it is a condition to the filing of the Registration Statement that Founders Equity enter into this Agreement with respect to Common Shares to be registered pursuant to the Registration Statement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a day on which the SEC or the NASDAQ Global Market is closed.

“Common Shares” shall have the meaning set forth in the recitals to this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Founders Equity” shall have the meaning set forth in the preamble to this Agreement.

“Person” shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Shares” shall mean all Common Shares issued or issuable to Founders Equity pursuant to the exercise of the stock option granted to Founders Equity on November 10, 2004; provided, however, that such Common Shares shall not include (i) Common Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of, as applicable, under such Registration Statement, and (ii) Common Shares sold pursuant to Rule 144.

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with FINRA; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing expenses, messenger, telephone and delivery expenses; and (f) fees and disbursements of counsel for WisdomTree and customary fees and expenses for independent certified public accountants retained by WisdomTree (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter, if any).

“Registration Statement” shall mean any registration statement of WisdomTree which covers the resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder’s Questionnaire” shall have the meaning set forth in Section 2(a) hereof.

“Suspension Event” shall have the meaning set forth in Section 3(b) hereof.

“WisdomTree” shall have the meaning set forth in the preamble to this Agreement.

“WKSI” shall mean a well-known seasoned issuer as defined under Rule 405 of the Securities Act.

2. Resale Registration Rights.

(a) Registration Statement Covering Resale of Registrable Shares and Exercise of Stock Option. Subject to receipt of an completed and executed selling stockholder’s questionnaire in the form attached hereto as Exhibit A (the “Selling Stockholder’s Questionnaire”), WisdomTree shall file with the SEC, as soon as practicable following the filing of WisdomTree’s Quarterly Report on form 10-Q for the quarter ended September 30, 2013, a shelf registration statement (a “Resale Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act covering all of the Registrable Shares to enable the resale on a delayed or continuous basis of such Registrable Shares by Founders Equity. The Resale Shelf Registration Statement shall be filed on Form S-3, and if WisdomTree is eligible as a WKSI, the Resale Shelf Registration Statement shall utilize the automatic shelf registration process under Rule 415 and Rule 462. If WisdomTree is not a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, then WisdomTree shall use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective under the Securities Act as expeditiously as practicable. WisdomTree agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Shelf Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Shares as required by Rule 415 under the Securities Act, continuously until the date (the “Resale Shelf Registration Expiration Date”) which is the earliest of (i) seven (7) months following the date of effectiveness of the Resale Shelf Registration Statement, or (ii) the date on which all Registrable Shares have been disposed of by Founders Equity. WisdomTree’s obligation to maintain the effectiveness of the Resale Shelf Registration Statement shall be conditioned upon Founders Equity fully exercising the stock option on which the Registrable Securities underlie within ten (10) business days subsequent to WisdomTree giving notice to Founders Equity of the declaration of effectiveness of the Resale Shelf Registration Statement as provided in Section 2(b) below.

(b) Notification and Distribution of Materials. WisdomTree shall notify Founders Equity of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to Founders Equity, at Founders Equity’s sole cost and expense, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as Founders Equity may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

(c) Amendments and Supplements. WisdomTree shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the Resale Shelf Expiration Date. Upon ten (10) Business Days’ notice, WisdomTree shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or Founders Equity’s ownership interests in the Registrable Shares that is reasonably necessary to permit the sale of Founders Equity’s Registrable Shares pursuant to the Registration Statement.

(d) Notice of Certain Events.

(i) WisdomTree shall as promptly as practicable and in any event within three (3) Business Days notify Founders Equity of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). WisdomTree shall as promptly as practicable and in any event within one (1) Business Day notify Founders Equity of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

(ii) At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act to a transferee, WisdomTree shall immediately notify Founders Equity (A) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) in such event, to suspend sales of Registrable Shares. Subject to Sections 3 and 4 below, in such event, WisdomTree shall as promptly as practicable, prepare and file a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter deemed delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to Sections 3 and 4 below, WisdomTree shall, if necessary, as promptly as practicable, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

(e) Filing Procedures. Wisdom Tree will prior to filing a Registration Statement or prospectus or any amendment or supplement thereto which relates to Registrable Shares, furnish to Founders Equity a copy of such Registration Statement, prospectus or amendment or supplement thereto as proposed to be filed, which shall be subject to review and comment by such party. Wisdom Tree shall not file any Registration Statement or prospectus or any amendment or supplement thereto which relates to Registrable Shares if reasonably objected to in writing by Founders Equity.

3. Suspension of Registration Requirement; Restriction on Sales.

(a) WisdomTree shall as promptly as practicable notify Founders Equity of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to Founders Equity’s Registrable Shares or the initiation of any proceedings for that purpose. WisdomTree shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment.

(b) Notwithstanding anything to the contrary set forth in this Agreement, WisdomTree’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be suspended, for one or more reasonable periods not to exceed the period described in Section 4 below, if the Chief Executive Officer of WisdomTree determines in good faith that such suspension is in the best interest of WisdomTree and its stockholders in order to avoid the disclosure of information not otherwise then required by law (in the absence of a registration or sales thereunder) to be publicly disclosed or for another valid business purpose (any such circumstances being hereinafter referred to as a “Suspension Event”). WisdomTree shall notify Founders Equity of the existence of any Suspension Event by promptly delivering to Founders Equity a certificate signed by an executive officer of WisdomTree stating that a Suspension Event has occurred and is continuing.

Subject to the terms of Section 4 below, Founders Equity agrees that, following the effectiveness of any Registration Statement relating to Registrable Shares of Founders Equity, Founders Equity will not effect any sales of the Registrable Shares pursuant to such Registration Statement or any filings with any state securities commission at any time after Founders Equity has received notice from WisdomTree to suspend sales as a result of the occurrence or existence of any Suspension Event or so that WisdomTree may correct or update the Registration Statement or such filing. Founders Equity may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from WisdomTree, which notice shall be given by WisdomTree not later than one (1) Business Day after the conclusion of any such Suspension Event.

4. Limitations on Suspension/Blackout Periods. Notwithstanding anything herein to the contrary, WisdomTree covenants and agrees that (a) WisdomTree’s rights to suspend its obligation under this Agreement to file, amend or supplement a Registration Statement and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, and (b) Founders Equity’s obligations to suspend sales of Registrable Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause Founders Equity to be required to suspend sales of Registrable Shares or relieve WisdomTree of its obligation to file, amend or supplement and maintain the effectiveness of a Registration Statement for longer than sixty (60) days during any six (6) month period.

5. State Securities Laws. Subject to the conditions set forth in this Agreement, WisdomTree shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or “blue sky” laws of such states as Founders Equity may reasonably request, and WisdomTree shall use its commercially reasonable efforts to cause such filings to become effective in a timely manner; provided, however, that WisdomTree shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, WisdomTree shall use its commercially reasonable efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by Founders Equity as set forth in the applicable Registration Statement, (b) in the case of a particular state, Founders Equity notified

WisdomTree that it no longer requires an effective filing in such state in accordance with their original request for filing or (c) the date on which the applicable Registration Statement ceases to be effective.

6. Listing. WisdomTree will cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently NASDAQ Global Market) on which the Common Shares are then listed or quoted. WisdomTree will use commercially reasonable efforts to continue the listing or trading privilege for all Registrable Shares on such exchange. WisdomTree will as promptly as practicable notify Founders Equity of, and confirm in writing, the delisting of the Common Shares by such exchange.

7. Expenses. Founders Equity shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and WisdomTree’s performance of its other obligations under the terms of this Agreement. Founders Equity shall bear all underwriting fees, discounts or commissions attributable to the sale of securities by Founders Equity, any legal fees and expenses of counsel to Founders Equity and any underwriter engaged by Founders Equity and all other expenses incurred in connection with the performance by Founders Equity of its obligations under the terms of this Agreement.

8. Covenants of Founders Equity.

(a) Founders Equity hereby agrees (i) to cooperate with WisdomTree and to furnish to WisdomTree all information concerning its plan of distribution and ownership interests with respect to the Registrable Shares in connection with the preparation of a Registration Statement with respect to Founders Equity’s Registrable Shares and any filings with any state securities commissions as WisdomTree may reasonably request, (ii) to deliver or cause delivery of the Prospectus contained in such Registration Statement to any purchaser of the shares covered by such Registration Statement from Founders Equity if Founders Equity is required by the Securities Act or the rules and regulations thereunder to deliver the Prospectus in connection with the sale of shares to such purchaser; and (iii) to indemnify WisdomTree, its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, who controls WisdomTree within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of its connection with WisdomTree, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (A) any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding Founders Equity, its plan of distribution or its ownership interests, which was furnished to WisdomTree in writing by Founders Equity for use therein unless such statement or omission was corrected in writing to WisdomTree prior to the date one day prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (B) the failure by Founders Equity to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by WisdomTree to Founders Equity to any purchaser of the shares covered by such Registration Statement from Founders Equity through no fault of WisdomTree if Founders Equity is required by the Securities Act or the rules and regulations thereunder to deliver the Prospectus in connection with the sale of shares to such purchaser. For purposes of clarity Founders Equity acknowledges and agrees that it has provided the information set forth in the Selling Stockholder’s Questionnaire and the plan of distribution attached hereto as Exhibit B.

9. Indemnification Procedures. WisdomTree shall notify Founders Equity as promptly as practicable in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of WisdomTree to provide such notice shall not relieve Founders Equity of its obligations hereunder. In case any action or proceeding is brought against WisdomTree and it shall notify Founders Equity of the commencement thereof, Founders Equity shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to WisdomTree a conflict of interest between WisdomTree and Founders Equity may exist in respect of such claim, to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to WisdomTree, and after notice from Founders Equity to WisdomTree that it so chooses (provided that in connection with such assumption Founders Equity provides WisdomTree a full release of any costs or other expenses in connection therewith), Founders Equity shall not be liable to WisdomTree for any legal or other expenses subsequently incurred by WisdomTree in connection with the defense thereof; provided, however, that (a) if Founders Equity fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) Business Days after receiving notice from WisdomTree that Founders Equity believes it has failed to do so; or (b) if WisdomTree who is a defendant in any action or proceeding which is also brought against Founders Equity shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to WisdomTree which are not available to Founders Equity; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, WisdomTree shall have the right to assume or continue its own defense as set forth above and Founders Equity shall be liable for any expenses therefor. Founders Equity shall not, without the written consent of WisdomTree (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of Founders Equity) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not WisdomTree is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of WisdomTree and (iii) does not and is not likely to materially adversely effect WisdomTree.

10. Additional Shares. Except as otherwise provided in this Agreement, WisdomTree, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued, treasury or other Common Shares of or owned by WisdomTree and any of its Subsidiaries or any Common Shares or other securities of WisdomTree owned by any other security holder or security holders of WisdomTree.

11. Contribution.

(a) If the indemnification provided for in Section 8 is unavailable to WisdomTree with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then Founders Equity, in lieu of indemnifying WisdomTree, shall contribute to the amount paid or payable by WisdomTree as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of Founders Equity, on the one hand, and WisdomTree, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of Founders Equity, on the one hand, and of WisdomTree, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Founders Equity or by WisdomTree and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of Founders Equity to contribute under this Section 11 exceed the amount that Founders Equity would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8 hereof had been available under the circumstances.

(b) WisdomTree and Founders Equity agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

12. No Other Obligation to Register. Except as otherwise expressly provided in this Agreement, WisdomTree shall have no obligation to Founders Equity to register the Registrable Shares under the Securities Act.

13. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of WisdomTree and Founders Equity.

14. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when and if delivered personally or sent by facsimile (with respect to notice by facsimile, on a Business Day between the hours of 8:00 a.m. and 5:00 p.m., New York time), five (5) Business Days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or upon receipt if sent by courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(d) Founders Equity must confirm such notice in writing by overnight express delivery with confirmation of receipt:

If to WisdomTree:

WisdomTree Investments, Inc.

380 Madison Avenue, 21st Floor

New York, NY 10017

Attn: Peter M. Ziemba

Facsimile: 917-267-3851

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109-2881

Attn: Jocelyn M. Arel

Facsimile: (617) 523-1231

If to Founders Equity:

Founders Equity LLC

130 East 59th Street, 17th Floor

New York, NY 10022

Attn: Stuart Ellman

Facsimile: 212-355-0330

with a copy to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attn: Ilan Nissan

Facsimile: (212) 355-3333

15. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any successor, assignee or transferee of Founders Equity shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, (a) such successor, assignee or transferee shall be entitled to all of the benefits of a “Founders Equity” under this Agreement and (b) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

16. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said State.

18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

19. Entire Agreement. This Agreement and the Exhibits attached hereto are intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

20. Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include”, “includes” and “including” are to be read as if they were followed by the phrase “without limitation”. Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a named party to this Agreement.

(b) The parties have participated jointly with their respective counsel in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof favoring or disfavoring any party because of the authorship of any provision of this Agreement.

[The Remainder of This Page Has Been Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WISDOMTREE INVESTMENTS, INC.

By:	/s/ Peter M. Ziemba
Name: Peter M. Ziemba
Title: Executive Vice President-Business and Legal Affairs

FOUNDERS EQUITY LLC

By:	/s/ Stuart Ellman

Name:	Stuart Ellman
Title:	Member

REGISTRATION RIGHTS AGREEMENT

Exhibit A

REGISTRATION RIGHTS AGREEMENT

Exhibit B

REGISTRATION RIGHTS AGREEMENT